Exhibit 10.11
AMENDMENT NO. 2 TO COMMERCIALIZATION AGREEMENT

THIS AMENDMENT NO. 2 TO COMMERCIALIZATION AGREEMENT (this “Amendment No. 2”) is entered into as of August 29, 2018, by and among Assertio Therapeutics, Inc. (f/k/a Depomed, Inc.), a Delaware corporation (“Assertio”), Collegium Pharmaceutical, Inc., a Virginia corporation (“Collegium”), and Collegium NF, LLC, a Delaware limited liability company and wholly owned subsidiary of Collegium (“Newco”) and amends that certain Commercialization Agreement, dated as of December 4, 2017, as amended January 9, 2018 (the “Commercialization Agreement”), by and among Assertio, Collegium, and Newco. Each of Assertio, Collegium and Newco is referred to herein individually as a “party” and collectively as the “parties.” Defined terms used herein but not otherwise defined herein shall have the meaning ascribed to such terms in the Commercialization Agreement.

WHEREAS, the parties entered into that certain Commercialization Agreement and wish to further amend certain terms of the Commercialization Agreement; and

WHEREAS, Section 17.4 of the Commercialization Agreement provides that the Commercialization Agreement may be amended by written agreement of the parties thereto.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained, the parties, intending to be legally bound, hereby agree as follows:

1.Section 3.2(c)(viii) of the Commercialization Agreement is hereby amended and restated as follows:

“(viii)	To the extent permitted under the applicable CMO Supply Agreement, title to the Supplied Products ordered hereunder by or on behalf of Collegium shall transfer as follows:

(A)
Title shall transfer from the applicable CMO to Depomed at such time as the Supplied Products are loaded onto a carrier vehicle arranged for and managed by Depomed for shipment at the shipping point; and

(B)	Title shall transfer from Depomed to Collegium upon delivery of the Supplied Products to the loading dock of Collegium’s third-party logistics provider.
Notwithstanding the terms set forth in subsection (B), above, in the event of a supply shortage with respect to the Supplied Products, Depomed and Collegium may modify the foregoing as the parties may mutually agree is necessary or advisable to facilitate the delivery and availability of such Supplied Products.
The time during which Depomed retains title to the Supplied Products shall be referred to as the “Depomed Supplied Product Title Period.” Collegium shall cover all costs incurred by, and insurance requirements of, Depomed during the Depomed Supplied Product Title Period pursuant to this Section 3.2(c)(viii) in accordance with the applicable provisions of Section 3.2(c).”

2.Section 8.2 of the Commercialization Agreement is hereby amended and restated as follows:

Following the Closing, and in any event not later than October 31, 2018, Collegium shall obtain or reserve its own NDC Numbers for the Products and shall use commercially reasonable efforts to have in place as soon as reasonably practicable all authorizations from Governmental Authorities necessary for Collegium to use such NDC Numbers for the Products. Additionally, following the completion of the product serialization process, Assertio shall use its best efforts to complete the labelling changes required to reflect both the new NDC Numbers and the involvement of Collegium as soon as reasonably practical.  Following such time, Collegium shall use its new NDC numbers on all invoices, order and other communications with customers and Governmental Authorities.

3.Except as herein expressly amended, the Commercialization Agreement is ratified and confirmed in all respects by each of the parties hereto and shall remain in full force and effect and enforceable against them in accordance with its terms. Unless the context otherwise requires, the term “Agreement” as used in the Commercialization Agreement shall be deemed to refer to the Commercialization Agreement as amended hereby.

4.This Amendment No. 2 may be executed in one or more counterparts, each of which shall be deemed an original, and together shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that the parties need not sign the same counterpart. This Amendment No. 2, following its execution, may be delivered via telecopier machine or other form of electronic delivery, which shall constitute delivery of an execution original for all purposes.

5.This Amendment No. 2 shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law, principles or rules of such state, to the extent such principles or rules are not mandatorily applicable by statute and would permit or require the application of the laws of another jurisdiction.

(The remainder of this page is intentionally left blank. The signature page follows.)

IN WITNESS WHEREOF, the parties have caused this Amendment No. 2 to be executed on the date first above written.

ASSERTIO THERAPEUTICS, INC.
By:	/s/ Amar Murugan
Name:	Amar Murugan
Title:	SVP & General Counsel

COLLEGIUM PHARMACEUTICAL, INC.
By:	/s/ Shirley Kuhlmann
Name:	Shirley Kuhlmann
Title:	EVP and Gen. Counsel

COLLEGIUM NF, LLC
By:	/s/ Paul Brannelly
Name:	Paul Brannelly
Title:	CFO

[Signature Page to Amendment No. 2 to Commercialization Agreement ]